UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

MANPOWER INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On February 2, 2010, we issued a press release announcing our results of operations for the three months and year ended December 31, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During the fourth quarter of 2009, we determined that our Other EMEA reportable segment prematurely recognized revenues related to a workforce solutions contract.  These revenues were recorded on a cash-basis rather than being deferred and earned over the four-year performance period following the month the services were performed. Accordingly, we have restated our annual and quarterly financial results for 2007, 2008, and the nine months ended September 30, 2009. This restatement has no impact on cash flows and only impacts the timing of when revenues are earned, as total revenues for the contract are expected to remain unchanged. Attached hereto as Exhibit 99.3 are the effects of this restatement on 2009, 2008 and 2007.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 2, 2010
99.2	Presentation materials for February 2, 2010 conference call
99.3	Summary of Restated Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.

Dated: February 2, 2010	By:	/s/ Michael J. Van Handel
Michael J. Van Handel Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 2, 2010
99.2	Presentation materials for February 2, 2010 conference call
99.3	Summary of Restated Results